SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT is dated as of July 31, 2013 (this “Agreement”), among BANK HAPOALIM B.M. (the “Lender”), IM READY-MADE, LLC, a New York limited liability company (the “Holder”), XCEL BRANDS, INC., a Delaware corporation (“XCel”) and IM BRANDS, LLC, a Delaware limited liability company (“IMB” and collectively with XCel, the “Buyers”).

WITNESSETH:

WHEREAS, the Buyers have acquired certain assets and assumed certain liabilities from the Holder pursuant to that certain Asset Purchase Agreement dated as of May 19, 2011 among the Buyers, the Holder, Isaac Mizrahi, and Marisa Gardini as amended by First Amendment to Asset Purchase Agreement dated July 28, 2011, Second Amendment to Asset Purchase Agreement dated as of September 15, 2011 Third Amendment to Asset Purchase Agreement dated as of September 21, 2011 and Fourth Amendment to Asset Purchase Agreement dated as of September 29, 2011 (as further amended, supplemented or modified from time to time, the “Asset Purchase Agreement”);

WHEREAS, in connection with the Asset Purchase Agreement, the Holder accepted that certain Promissory Note, in the original principal amount of Seven Million Three Hundred Seventy-Seven Thousand Four Hundred Thirty-Two Dollars ($7,377,432) issued by the Buyers (the “Subordinated Note”) as partial payment of the purchase price under the Asset Purchase Agreement;

WHEREAS, in connection with the Asset Purchase Agreement, the Holder has a contingent right to receive the following earn-out payments (collectively, the “Earn-Out Payments”): (i) additional XCel Shares (as defined in the Asset Purchase Agreement) with a value based upon the Business (as defined in the Asset Purchase Agreement) achieving certain Net Royalty Income (as defined in the Asset Purchase Agreement) targets, such earn-out values as enumerated in the Asset Purchase Agreement, and (ii) the QVC Earn-Out (as defined in the Asset Purchase Agreement) payable in either cash or additional XCel Shares based upon revenues received from QVC (as defined in the Asset Purchase Agreement), as enumerated in the Asset Purchase Agreement;

WHEREAS, pursuant to that certain Promissory Note in the original principal amount of $13,500,000 dated as of the date hereof executed by IMB in favor of Lender (as amended, modified, restated and supplemented from time to time, the “Lender Note”) and that letter agreement dated the date hereof between IMB and Lender, Lender will be providing financial accommodations to IMB (as amended, modified and supplemented from time to time, the “Line Letter”);

WHEREAS, XCel has guaranteed the payment and performance of the obligations of IMB to Lender pursuant to the terms of the Guaranty dated as of the date hereof (as amended, modified, restated and supplemented from time to time, the “Guaranty”); and

WHEREAS, the Holder is willing to subordinate the Subordinated Obligations (as defined below) to the Lender Obligations (as defined below) on the terms set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

section 1
DEFINITIONS

(a)          As used in this Agreement, the following terms shall have the following meanings:

“Collection Action” means to initiate or participate with others in any suit, action or proceeding against any Buyer to (i) enforce payment of or to collect the whole or any part of the Subordinated Obligations or (ii) commence judicial enforcement of any of the rights and remedies under applicable law, the Subordinated Note, or any other documents evidencing, securing or otherwise related to the Subordinated Obligations.

“Default Interest Payments” means any payments with respect to interest accrued under the Subordinated Note due to the occurrence of an Event of Default (as defined in the Subordinated Note).

“Indebtedness” of any Person at any date, means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations relating to leases required to be capitalized in accordance with generally accepted accounting principles, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit, surety bond or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any equity security of such Person, (h) all guarantee obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (j) all obligations of such Person in respect of interest rate or currency forwards, options, swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements. The Indebtedness of any Person shall include, without duplication, the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor

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“Lender Obligations” means all Liabilities of the Buyers (whether as borrower or guarantor) owing to, or in favor or for the benefit of, or purporting to be owing to, or in favor or for the benefit of the Lender under (a) the Line Letter, the Note, the Guaranty or any other Loan Documents and (b) any amendment (including an increase in the principal amount or interest rate) of such Liabilities under any Loan Document or any renewal, extension or refinancing of such Liabilities under any Loan Document; in each case (x) WHETHER NOW EXISTING OR HEREAFTER ARISING OR ACQUIRED, AND (y) WHETHER OR NOT AN ALLOWABLE CLAIM AGAINST ANY BUYER UNDER THE BANKRUPTCY CODE OR OTHERWISE ENFORCEABLE AGAINST ANY BUYER, AND INCLUDING, IN ANY EVENT, INTEREST AND OTHER LIABILITIES ACCRUING OR ARISING AFTER THE FILING BY OR AGAINST ANY BUYER OF A PETITION UNDER THE UNITED STATES BANKRUPTCY CODE OR THAT WOULD HAVE SO ACCRUED OR ARISEN BUT FOR THE FILING OF SUCH A PETITION; provided, that (i) Lender Obligations shall continue to constitute Lender Obligations for all purposes of this Agreement, and this Agreement shall continue to apply to such Lender Obligations, whether or not such Lender Obligations or any party thereof has been voided, disallowed or subordinated pursuant to Section 548 of the United States Bankruptcy Code or any applicable state fraudulent conveyance laws, whether asserted directly or under Section 544 of the United States Bankruptcy Code and (ii) if any payment on account of Lender Obligations shall be required to be returned as a preference or otherwise such Lender Obligations shall for all purposes of this definition be deemed not to have been repaid in the amount so required to be returned and to have at all times remained outstanding.

“Liability” of any Person means (in each case, whether with full or limited recourse) any indebtedness, liability, obligation, covenant or duty of or binding upon, or any term or condition to be observed by or binding upon, such Person or any of its assets, of any kind, nature or description, direct or indirect, absolute or contingent, due or not due, contractual or tortuous, liquidated or unliquidated, whether arising under contract, applicable law, or otherwise, whether now existing or hereafter arising, and whether for the payment of money or the performance or non-performance of any act.

“Note Scheduled Payments” means the capitalization of accrued interest on the Subordinated Note at a rate not to exceed 15.0% per annum not more frequently than on a quarterly basis.

“Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or governmental authority.

“Permitted Payments” means as long as no Event of Default has occurred or is continuing immediately prior to or after giving effect thereto, one or more cash payments of principal in respect of the Subordinated Note in an aggregate principal amount not to exceed $2,000,000.

“Subordinated Obligations” means all Liabilities of any Buyer to the Holder, WHETHER NOW EXISTING OR HEREAFTER ARISING, under the Subordinated Note and the Earn-Out Payment provided, that such Liabilities shall not include any payments to be made by the issuance of XCel Shares.

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Capitalized terms used, and not otherwise defined, herein shall have the meanings ascribed thereto in the Line Letter.

section 2
SUBORDINATION

2.1          Subordination of Payment.

(a)          The Subordinated Obligations shall be subordinate and subject in right of payment to the prior payment in full of the Lender Obligations and, except as hereinafter provided, the Holder will not take or receive from the Buyers, by set-off or in any other manner, payment of the whole or any part of the Subordinated Obligations, or any security therefor, unless and until all of the Lender Obligations shall have been paid in full. The Holder will not take any action to prevent the Buyers from making such prior payment to the Lender in respect of the Lender Obligations.

(b)          Except as permitted herein, the Buyers will not, and will not permit any of their Affiliates, to purchase or otherwise acquire or secure or make any payments in respect of the Subordinated Obligations unless and until all of the Lender Obligations shall have been fully paid.

(c)          In the event that a Royalty Shortfall Payment (as defined in the Asset Purchase Agreement) shall be due to the Buyers pursuant to the Asset Purchase Agreement, any such payment shall be made in immediately available funds to the Buyers and no Buyer shall satisfy any Royalty Shortfall Payment by decreasing the principal balance of the Subordinated Note or offsetting such amount against any other obligation of such Buyer to the Holder (including in respect of the Earn-Out Payments).

(d)          Unless all of the Lender Obligations shall have been paid in full, the Holder agrees that any Earn-Out Payments due to the Holder shall be paid solely in XCel Shares.

2.2          Payment on Subordinated Note. Except as permitted in this Section 2.2, anything in this Agreement to the contrary notwithstanding, the Buyers shall not pay to the Holder any payment on the Subordinated Note, or any other amounts due in respect of the Subordinated Obligations; provided, however, that, the Buyers may make the Note Scheduled Payment in respect of the Subordinated Note and one or more Permitted Payments. Notwithstanding anything to the contrary herein, the Buyers may, subject to Section 2.1(d), make the Earn-Out Payments to the Holder when and to the extent due.

2.3          Implementation. In furtherance of, and to make effective, the subordination effected by Section 2.1:

(a)          In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of any Buyer, or the proceeds thereof, to creditors of any Buyer, or upon any indebtedness of any Buyer, by reason of the liquidation, dissolution or other winding up of any Buyer or any Buyer’s business, or any sale, receivership, insolvency or bankruptcy proceeding, or assignment for the benefit of creditors, or any proceeding by or against any Buyer for any relief under any bankruptcy or insolvency law or laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions or extensions (collectively, “Proceedings”), then and in any such event any payment or distribution of any kind or character, either in cash, securities or other property, which but for Article 2 of this Agreement would be payable or deliverable upon or with respect to any or all of the Subordinated Obligations shall instead be paid or delivered directly to the Lender for application on the Lender Obligations, whether then due or not due, until the Lender Obligations shall have first been fully paid and satisfied.

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(b)          In connection with any Proceeding, the Holder hereby irrevocably authorizes and empowers the Lender to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor, and to file claims and take such other proceedings, in the Lender’s own names or in the name of the Holder, or otherwise, as the Lender may deem reasonably necessary or advisable for the enforcement of the provisions of this Agreement. The Holder agrees duly and promptly to take such action as may be reasonably requested by the Lender to collect the Subordinated Obligations held by it for the account of the Lender and/or to file appropriate proofs of claim in respect to the Subordinated Obligations, and to execute and deliver to the Lender on demand such powers of attorney, proofs of claim, assignments of claim or proofs of claim, votes in favor of plans of reorganization and other instruments as may be requested by the Lender in order to enable the Lender to enforce any and all claims upon or with respect to the Subordinated Obligations, and to collect and receive any and all such payments or distributions which may be payable or deliverable at any time upon or with respect to the Subordinated Obligations held by it. Notwithstanding the foregoing, (i) if the Lender fails to file any proof of claim prior to ten (10) days before due, the Holder shall be entitled to file proof(s) of claims in any proceeding provided such proof of claim is not inconsistent with the terns of this Agreement, and (ii) the Holder may file any necessary responsive pleadings in opposition to any motion, adversary proceeding or other pleading made by any Person objecting to or seeking disallowance of its claims and (iii) the Holder may vote in favor of any plan of reorganization which is not inconsistent with the terms of this Agreement.

(c)          Should any payment or distribution or security or proceeds of any security be received by the Holder upon or with respect to the Subordinated Obligations or the Earn-Out Payment that is not permitted to be paid hereunder, the Holder will forthwith deliver the same to the Lender in precisely the form received (except for the endorsement or assignment of the Holder where necessary) for application on the Lender Obligations, and, until so delivered, the same shall be held in trust by the Holder as property of the Lender. In the event of the failure of the Holder to make any such endorsement or assignment, the Lender, or any of its officers or employees, is hereby irrevocably authorized to make the same.

(d)          If requested by the Lender, the Holder will mark and maintain in its books of accounts notations and shall cause its financial statements to reflect the rights and priorities of the Lender hereunder. Promptly following the date hereof, the Holder will at all times cause the following legend to be conspicuously marked on each document or instrument evidencing the Subordinated Obligations (other than the Asset Purchase Agreement): “THE RIGHTS OF THE HOLDER HEREUNDER ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE SUBORDINATION AGREEMENT DATED AS OF JULY 31, 2013 AMONG BANK HAPOALIM B.M., THE HOLDER PARTY THEREIN, XCEL BRANDS, INC. AND IM BRANDS, LLC (AS AMENDED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”) AND PAYMENT OF ANY AMOUNT TO THE HOLDER HEREUNDER IS EXPRESSLY SUBORDINATE TO THE PRIOR PAYMENT OF THE LENDER OBLIGATIONS (AS DEFINED IN THE SUBORDINATION AGREEMENT).”

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(e)          The Holder shall not permit the Subordinated Obligations to be subordinated to any other Liability pursuant to any subordination or similar agreement.

(f)          The Holder shall not accelerate any Subordinated Obligations or enforce any mandatory prepayment or repurchase thereof and the Holder shall not commence any action or proceeding against the Buyers or take any other action to recover all or any part of the Subordinated Obligations, including any Collection Action. Without limiting the foregoing, the Holder shall not join with any creditor, unless requested by the Lender, in bringing any proceedings against any Buyer under any bankruptcy, reorganization, readjustment of debt, arrangement of debt, receivership, liquidation or insolvency law or statute of the Federal or any state government unless and until the Lender Obligations shall be paid in full.

(g)          Notwithstanding the terms and conditions of the Asset Purchase Agreement or the Subordinated Note or any UCC financing statement, the Holder acknowledges and agrees that it does not have and shall not acquire any right, title or interest in or to any of the collateral, whether now owned or hereafter acquired as security for any of the Subordinated Obligations.

2.4          Subrogation. The Holder hereby agrees not to assert any rights of subrogation in respect of payments or distributions of assets of any Buyer made to, retained by or remitted to the Lender until such time as the Lender Obligations have been paid in full. The Holder shall execute and deliver such further documents or instruments as the Lender may reasonably request in order to give effect to the provisions of this Agreement.

2.5          Subordination Not Affected. The Lender may, at any time and from time to time, without the consent of, or notice to, the Holder, without incurring liability to the Holder, and without impairing or releasing the obligations of the Holder under this Agreement, change the manner, place or terms of payment or change the time of payment of, or extend, increase, renew, alter, waive, release or compromise the Lender Obligations or any security therefor, or amend or modify in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to any Lender Obligations. All rights and interests of the Lender hereunder, and all agreements and obligations of the Holder and the Buyers under this Agreement shall remain in full force and effect irrespective of (i) any lack of validity or enforceability of any Lender Obligations or the Line Letter, the Note, the Guaranty or any other Loan Document, (ii) any change, restructuring or termination of the corporate structure or existence of any Buyer, (iii) any amendment or modification of or supplement to the Line Letter, the Note, the Guaranty or any Loan Document, (iv) the release, exchange, sale or surrender, in whole or in part, of any collateral security hereafter existing for any Lender Obligations, (v) any exercise or non-exercise of any right, power or remedy under or in respect of the Lender Obligations, (vi) any waiver, consent, release, indulgence or other action with respect to Lender Obligations, or (vii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Buyers or the Holder. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Lender Obligations is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of any Buyer or otherwise, all as though such payment had not been made.

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section 3
REPRESENTATIONS AND WARRANTIES; COVENANTS

3.1          Representations and Warranties. The Holder represents and warrants that:

(a)          it has full legal capacity and authorization to execute and deliver and has duly executed and delivered this Agreement;

(b)          this Agreement constitutes a legal, valid and binding obligation of the Holder enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(c)          the execution, delivery and performance by the Holder of this Agreement does not and will not violate any applicable provision of law or regulation or of any judgment, order or decree of any court, arbitrator or governmental authority, or of any agreement of any nature whatsoever, binding upon such Holder or its assets;

(d)          all consents, approvals and exemptions required on the part of the Holder in connection with the execution, delivery, performance, validity or enforceability of this Agreement have been obtained and are in full force and effect; and

(e)          other than as contemplated by the Subordinated Note and the Asset Purchase Agreement and any Related Agreements (as defined in the Asset Purchase Agreement) and the QVC Agreement (as defined in the Asset Purchase Agreement), neither Buyer has any Indebtedness or other Liabilities outstanding in favor of the Holder.

3.2          Additional Covenants of the Holder.

(a)          Without the prior written consent of the Lender, the Holder shall not amend, modify or supplement any of the terms or conditions of any Subordinated Obligations, including but not limited to, the terms of the Subordinated Note and Sections 3.3(iii), 3.4 and 3.6 of the Asset Purchase Agreement; provided that the Holder shall be permitted to amend (1) the Subordinated Note to (i) modify the manner, calculations or mechanics by which amounts under the Subordinated Note are payable in XCel Shares and (ii) extend the maturity of all or any portion of the indebtedness evidenced thereby and (2) the Asset Purchase Agreement to modify the manner, calculations or mechanics by which Earn-Put Payments are payable in XCel Shares.

(b)          The Holder shall not sell, assign or otherwise transfer, in whole or in part, any Subordinated Obligations or any interest therein, including any right to receive any Earn-Out Payment unless the transferee or assignee thereof shall execute such documents as the Lender may reasonably request to evidence their assumption of all obligations arising under this Agreement, including a joinder substantially in the form of Exhibit A.

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section 4
MISCELLANEOUS

4.1          Waivers by the Holder. All Lender Obligations shall be deemed to have been made or incurred in reliance upon this Agreement. The Holder expressly waives all notice of the acceptance by the Lender of the subordination and other provisions of this Agreement, and expressly waives proof of reliance by the Lender upon the subordination and other agreements herein set forth. The Lender shall have no liability to the Holder for the failure to deliver any notice or other communication to the Holder, or for any and all actions which the Lender, in good faith and without willful misconduct, take or omit to take with respect to the agreements or instruments creating, evidencing or securing Lender Obligations or the collection of the Lender Obligations.

4.2          Continuing Agreement; Assignments Under the Line Letter. This Agreement is a continuing agreement and shall (i) remain in full force and effect until the payment in full of the Lender Obligations, (ii) be binding upon the Holder, the Buyers and their respective successors and assigns, and (iii) inure to the benefit of and be enforceable by, the Lender and its respective successors, transferees and assigns.

4.3          Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder will be in writing and will be conclusively deemed to have been received by a party hereto and to be effective if delivered personally to such party, or sent by telecopy or by overnight courier service, or by certified or registered mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or to such other address as any party may give to the other in writing for such purpose:

To Lender:	Bank Hapoalim B.M. 1177 Avenue of the Americas New York, New York 10036 Attn: Mitchell Barnett Telecopy: (212) 782-2345 Telephone: (212) 782-2131

With a copy to:	Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Attn: Miriam L. Cohen, Esq. Telecopy: (212) 401-4717 Telephone: (212) 407-4103

To Holder:	1M Ready-Made, LLC 475 Tenth Avenue, 4th Floor New York, New York 10018 Attn: President Telecopy: (347) 727-2479 Telephone: (347) 727-2474

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With a copy to:	Robinson & Cole, LLP 1055 Washington Blvd. Stanford, Connecticut 06901 Attn.: Eric J. Dale, Esq. Telecopy: (203) 462-7599 Telephone: (203) 462-7568

To Buyers:	IM Brands, LLC 475 Tenth Avenue, 4th Floor New York, New York 10018 Attn: Chief Executive Officer and Chief Financial Officer Telecopy: (347) 727-2479 Telephone: (347) 727-2474

Xcel Brands, Inc. 475 Tenth Avenue, 4th Floor New York, New York 10018 Attn: Chief Executive Officer and Chief Financial Officer Telecopy: (347) 727-2479 Telephone: (347) 727-2474

With a copy to:	Blank Rome LLP The Chrysler Building 405 Lexington Avenue New York, New York 10174 Attn: Robert J. Mittman, Esq. Telecopy: (212) 885-5000 Telephone: (212) 885-5555

All such communications, if personally delivered, will be conclusively deemed to have been received by a party hereto and to be effective when so delivered, or if sent by telecopy on the day on which transmitted, or if sent by overnight courier service, on the day after deposit thereof with such service, or if sent by certified or registered mail, on the third business day after the day on which deposited in the mail.

4.4          Buyers Consent. Each Buyer acknowledges and consents to the terms and conditions of this Agreement and agrees to comply with the terms and conditions hereof. In furtherance of the foregoing, the Buyers will not make any payments in respect of the Subordinated Obligations other than in compliance with the terms and conditions hereof.

4.5          Governing Law. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

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4.6          Jurisdiction. EACH OF THE PARTIES HERETO IRREVOCABLY AGREES AND SUBMITS TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY SUCH ACTION OR PROCEEDING.

4.7          Waiver of Jury Trial. THE PARTIES HERETO EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE SUBORDINATED OBLIGATIONS, THE LENDER OBLIGATIONS OR ANY ACTUAL OR PROPOSED TRANSACTION OR OTHER MATTER CONTEMPLATED IN OR RELATING TO ANY OF THE FOREGOING.

[Signature Pages to Subordination Agreement Follows]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

LENDER:

BANK HAPOALIM B.M.

By:	/s/ Mitchell Barnett
Name: Mitchell Barnett
Title: Senior Vice President

By:	/s/ Lavea Eisenberg
Name: Lavea Eisenberg Barnett
Title: First Vice President

SIGNATURE PAGE TO
SUBORDINATION AGREEMENT

HOLDER:

IM READY-MADE, LLC

By:	/s/ Marisa Gardini
Name: Marisa Gardini
Title: Member

SIGNATURE PAGE TO
SUBORDINATION AGREEMENT

BUYERS:

XCEL BRANDS, INC.

By:	/s/ James F. Haran
Name: James F. Haran
Title: Chief Financial Officer

IM BRANDS, LLC

By:	/s/ James F. Haran
Name: James F. Haran
Title: Chief Financial Officer

SIGNATURE PAGE TO
SUBORDINATION AGREEMENT

Exhibit A

Joinder to the Subordination Agreement

Reference is hereby made to the Subordination Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), dated as of July 31, 2013, among Bank Hapoalim B.M., IM Ready-Made, LLC, a New York limited liability company, XCel Brands, Inc., a Delaware corporation and IM Brands, LLC, a Delaware limited liability company. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Agreement. The undersigned, [NAME OF NEW HOLDER], a [ ] [corporation/limited liability company/limited partnership/ individual] (the “New Holder”) has acquired an interest in all or a portion of [the Subordinated Obligations] [the Earn-Out Payments]. By its execution below, the New Holder agrees to become, and does hereby become, a Holder under the Agreement and agrees to be bound by the Agreement and to comply with all obligations thereunder as if originally a party thereto. By its execution below, the New Holder represents and warrants that (a) it has received a copy of the Agreement and made such review of the Agreement as it has determined is necessary and (b) as to itself, all of the representations and warranties of the Holder contained in the Agreement are true and correct in all respects as of the date hereof.

IN WITNESS WHEREOF, the New Holder has executed and delivered this Joinder to the Subordination Agreement as of this ____________ day of ___________, 20__.

[NAME OF NEW HOLDER]

By:
Name:
Title: